UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2026

GRAN TIERRA ENERGY INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34018	98-0479924
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Centre Street S.E.
Calgary, Alberta, Canada
T2G 1A6

(Address of Principal Executive Offices)

(Zip Code)

(403) 265-3221

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GTE	NYSE American Toronto Stock Exchange London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 11, 2026, each of Evan Hazell, Sondra Scott and David Smith notified the Board of Directors (the “Board”) of Gran Tierra Energy Inc. (the “Company”) of their respective decisions to resign as a member of the Board, effective immediately. On March 12, 2026, Brad Virbitsky notified the Board of his decision to resign as a member of the Board, effective immediately.

Prior to their respective resignations, Mr. Hazell served as Chair of the Health, Safety & Environment Committee and as a member of the Audit Committee and the Reserves Committee, Ms. Scott served as Chair of the Nominating and Corporate Governance Committee and as a member of the Health, Safety & Environment Committee and the Reserves Committee, Mr. Smith served as Chair of the Audit Committee and as a member of the Compensation Committee, and Mr. Virbitsky served as a member of the Health, Safety & Environment Committee and the Reserves Committee. In connection with the resignations, the Board decreased the size of the Board from nine to five directors.

Each of Mr. Hazell, Ms. Scott, Mr. Smith, and Mr. Virbitsky informed the Board that their respective resignations were due to disagreement with the majority of the then five-member Audit Committee regarding the handling of the Audit Committee’s independent investigation into an anonymous complaint. The complaint does not involve any allegations of fraudulent activity or misstatement in the Company’s financial statements.

Consistent with its charter, the Audit Committee takes seriously its responsibility to investigate matters within the scope of its duties, including this complaint. The Audit Committee has resolved to continue the investigation into this complaint, and has directed management to further investigate the matter and to engage external legal counsel and other advisors as necessary to assist in the investigation. The Audit Committee intends to continue to oversee the ongoing investigatory activities.

Copies of written correspondence from each of Mr. Hazell, Ms. Scott, Mr. Smith, and Mr. Virbitsky are attached hereto as Exhibits 17.1, 17.2, 17.3 and 17.4, respectively.

In accordance with the requirements of Item 5.02 of Form 8-K, the Company has provided a copy of this Current Report on Form 8-K to each of Mr. Hazell, Ms. Scott, Mr. Smith, and Mr. Virbitsky. After receiving a copy of the information set forth above in this Current Report on Form 8-K, Mr. Smith provided written correspondence stating that he disagrees with certain statements in this disclosure and requesting that the disclosure address the dismissal of independent counsel to the Audit Committee. A copy of Mr. Smith’s most recent written correspondence is attached hereto as Exhibit 17.5.

Forward-Looking Statements

This filing contains a number of forward-looking statements. Words such as “intends,” “expect,” or “will,” and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the activities or intentions of the Audit Committee and management with respect to the investigation. These forward-looking statements are not guarantees of future results and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this report or to provide any further information regarding the investigation or complaint, except as required by applicable law or regulation.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
17.1	March 11, 2026 Correspondence from Evan Hazell
17.2	March 11, 2026 Correspondence from Sondra Scott
17.3	March 11, 2026 Correspondence from David Smith
17.4	March 12, 2026 Correspondence from Brad Virbitsky
17.5	March 16, 2026 Correspondence from David Smith
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2026	GRAN TIERRA ENERGY INC.

	By:	/s/ Ryan Ellson
Name: Ryan Ellson
Title: Executive Vice President and Chief Financial Officer